EXHIBIT 99.1

FOR IMMEDIATE RELEASE
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              INTRICON CLOSES $10 MILLION IN NEW CREDIT FACILITIES
                        BORROWING CAPACITY NEARLY DOUBLES


     ST. PAUL, MINN. -- SEPTEMBER 6, 2005 -- INTRICON CORPORATION (AMEX: IIN), today announced that it recently closed $10 million in new senior secured credit facilities. Terms of the agreements include a:

  o $5.5 million domestic asset-based revolving credit facility supported by a borrowing base, to mature in three years with annual interest computed at the greater of 5.25 percent, or 0.5 percent over prime;

  o $1.5 million domestic real estate term loan amortized on a 12-year schedule, to mature in three years with annual interest computed at the greater of 5.25 percent, or 0.75 percent over prime;

  o $1.0 million domestic equipment term loan amortized on a five-year schedule, to mature in three years with annual interest computed at the greater of 5.25 percent, or 0.75 percent over prime; and

  o $2.0 million line of credit implemented at the company's Singapore location with annual interest computed at approximately 6.5 percent.

     The $8.0 million domestic program, which also includes one-, three- and six-month London Interbank Offered Rate (LIBOR) interest rate options, was placed with Diversified Business Credit, Inc., a wholly owned subsidiary of Marshall & Ilsley Corporation, Milwaukee, Wis. The international program was primarily placed with the Oversea-Chinese Banking Corporation (OCBC).

     Mark Gorder, president and chief executive officer of IntriCon, said, "Establishing these bank lines is an important step in providing us with the platform to achieve a more cost-efficient capital structure and to take advantage of the many new business opportunities before us. We believe that we have significantly strengthened our balance sheet and increased our financial flexibility to support our growth initiatives in IntriCon's key markets."


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ABOUT INTRICON CORPORATION
Headquartered in Arden Hills, Minn., IntriCon, formerly Selas Corporation of America, designs, develops, manufactures and distributes miniature and microminiature medical and electronic products. The company is focused on four key markets: medical, hearing health, professional audio and communications, and electronics. IntriCon has facilities in the United States, Asia and Europe. The company's common stock trades under the symbol "IIN" on the American Stock Exchange. For more information about IntriCon, visit www.intricon.com.

FORWARD-LOOKING STATEMENTS
Statements made in this release and in IntriCon's other public filings and releases that are not historical facts or that include forward-looking terminology such as "may", "will", "believe", "expect", "optimistic" or "continue" or the negative thereof or other variations thereon are "forward-looking statements" within the meaning of the Securities Exchange Act of 1934 as amended. These forward-looking statements include, without limitation, statements concerning future growth, future improved financial condition and performance, emerging prospects and the positioning of the company to compete in chosen markets. These forward-looking statements are affected by known and unknown risks, uncertainties and other factors that are, in some cases beyond the Company's control, and may cause the Company's actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include, without limitation, the risk that the Company may not be able to achieve its long-term strategy, weakening demand for products of the Company due to general economic conditions, possible non-performance of developing technological products, the volume and timing of orders received by the Company, changes in the mix of products sold, competitive pricing pressures, availability of electronic components for the Company's products, ability to create and market products in a timely manner, competition by competitors with more resources than the Company, foreign currency risks arising from the Company's foreign operations, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2004. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

CONTACTS
At IntriCon:                        At Padilla Speer Beardsley:
William J. Kullback, CFO            Marian Briggs/Matt Sullivan
651-604-9638                        612-455-1700
bkullback@intricon.com              mbriggs@psbpr.com / msullivan@psbpr.com


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